EXHIBIT 99.1

KORE Receives Continued Listing Standard Notice from NYSE

KORE intends to cure the deficiency and return to compliance with NYSE listing standard

ATLANTA (September 16, 2024) – KORE Group Holdings, Inc. (NYSE: KORE) (“KORE” or the “Company”)), a global leader in Internet of Things (“IoT”) solutions and pioneering IoT hyperscaler, announced that on September 12, 2024, it received a notice (“Notice”) from the New York Stock Exchange (“NYSE”) notifying KORE that it is not in compliance with Section 802.01B of the NYSE's Listed Company Manual ("Rule 802.01B") because KORE’s average global market capitalization over a consecutive 30 trading-day period was less than $50 million, and, at the same time, its stockholders' equity was less than $50 million.

In accordance with NYSE procedures, within 45 days from receipt of the Notice, KORE intends to submit a plan to the NYSE advising it of the definitive actions the company has taken, is taking, or plans to take that would bring it into conformity with the continued listing standards. If the NYSE accepts KORE’s plan, the Company's common stock will continue to be listed and traded on the NYSE during the 18-month cure period, subject to KORE's compliance with other NYSE continued listing standards and continued periodic review by the NYSE of KORE’s progress with respect to the plan.

KORE expects its Common Stock to continue to be listed and trade on the NYSE during this period, subject to its compliance with other NYSE continued listing standards. The receipt of the Notice does not affect KORE’s business, operations or reporting requirements with the Securities and Exchange Commission.

About KORE

KORE is a pioneer, leader, and trusted advisor delivering mission critical IoT solutions and services. We empower organizations of all sizes to improve operational and business results by simplifying the complexity of IoT. Our deep IoT knowledge and experience, global reach, purpose-built solutions, and deployment agility accelerate and materially impact our customers’ business outcomes. For more information, visit korewireless.com.

Cautionary Note on Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict,"

"potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Although KORE believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the NYSE’s acceptance of KORE’s compliance plan, KORE’s ability to cure the deficiency set forth in the Notice, and for KORE’s common stock to remain listed on the NYSE. Forward-looking statements speak only as of the date they are made. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports KORE files with the U.S. Securities and Exchange Commission, including those in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2023 and any updates thereto in the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. KORE has no obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, and does not undertake to do so except as required by law.

KORE Investors Contact:

Vik Vijayvergiya
Vice President, IR, Corporate Development and Strategy
vvijayvergiya@korewireless.com
(770) 280-0324